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                                                                    EXHIBIT 23.3



                        REPORT OF INDEPENDENT AUDITORS

The Board of Directors of
  Premier Medical Services, Inc.:

We have audited the consolidated balance sheet of Premier Medical Services, Inc. (the Company) and its subsidiaries as of September 30, 1995, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the two years in the period then ended (not presented separately herein). These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company and its subsidiaries at September 30, 1995, and the results of their operations and their cash flows for each of the two years in the period then ended in conformity with generally accepted accounting principles.


DELOITTE & TOUCHE LLP

San Jose, California
November 21, 1995
(February 29, 1996 as to Note 10)

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